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                                                                   Exhibit 10.21
                                                               Loan No. 186603-7

                      CERTIFICATE AND INDEMNITY AGREEMENT
                REGARDING BUILDING LAWS AND HAZARDOUS SUBSTANCES


     This Agreement is made as of December 28, 1994 by ADVANCED TECHNOLOGY LABORATORIES, INC., a Washington corporation ("Indemnitor"), for the benefit of SEATTLE-FIRST NATIONAL BANK, a national banking association ("Lender"), to induce Lender to make a loan (the "Loan") to Indemnitor in the amount of $11,500,000.

     In consideration of Lender agreeing to make the Loan, Indemnitor certifies, represents, warrants, covenants and agrees as follows for the benefit of Lender:

     1.   Due Investigation.  Indemnitor or its agents have duly investigated
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(a) the present and past uses of the "Property" (defined below) and has made due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Property as to whether the Property or any "Other Property" (defined below) is or has been the site of storage or contamination by any "Hazardous Substances", (defined below) and Indemnitor has examined or been advised of all "Environmental Laws" (defined below) applicable to the Property; and (b) the condition of all buildings and other improvements on the Property and been advised of all "Building Laws" (defined below) applicable to the Property. Upon Lender's request, Indemnitor will provide Lender with a written summary of its investigations and copies of all inquiries and responses.

     2.   Hazardous Substances.  Indemnitor has no knowledge of (a) the presence
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of any Hazardous Substances on the Property or (b) any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property or any Other Property, other than the presence, use, storage and disposal of Hazardous Substances generally used in the ordinary course of operating, maintaining or developing properties such as the Property or in the ordinary course of operating the business of Indemnitor (or any prior owner of all or part of the Property), all of which Indemnitor covenants have (to its knowledge) and will be used, stored and disposed of in accordance with commercially reasonable practices and all applicable Environmental Laws.

     3.   Compliance with Laws.  Indemnitor has no knowledge (a) of any failure
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by any person or entity to comply with all currently applicable Environmental
Laws with respect to the generation, recycling, reuse, sale, storage, handling, transport and disposal of Hazardous Substances on or from the Property; or (b) of any failure of the Property to comply with all applicable Building

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Laws.  Indemnitor shall cause the Property to be continuously in compliance with all applicable Building Laws and Environmental Laws. All certificates of occupancy and other governmental permits and approvals necessary for the occupancy of the Property have been obtained. All buildings and other improvements currently located on the Property are located outside a 100-year flood plain, or are covered by adequate flood insurance.

     4.   Future Buildings and Improvements.  All buildings, structures and
          ---------------------------------
other improvements to be built or constructed on the Property shall be constructed in accordance with and shall fully comply with all applicable Building Laws and shall be located outside of any 100-year flood plain or will be continuously covered by adequate flood insurance. With respect to all buildings or improvements to the Property, if any, to be constructed and paid for with Loan proceeds, Indemnitor represents and warrants no changes to the plans and specifications for such buildings or improvements, submitted to and approved by Lender, have been required by governmental authorities, and all permits necessary to construct such buildings and improvements have been issued on the basis of the plans and specifications submitted to and approved by Lender.

     5.   No Release or Waiver.  Except as provided in the purchase and sale
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agreement among Indemnitor, Eldec Corporation and N.C. Eldec, Inc., pursuant to which Indemnitor is acquiring a portion of the Property, Indemnitor has not and will not release or waive the liability of any previous owner, lessee or operator of the Property, or any other person or entity potentially responsible under applicable Environmental Laws for the presence or removal of Hazardous Substances on or from the Property, and Indemnitor has made no promises of indemnification regarding Hazardous Substances to any person or entity other than Lender.

     6.   Notice to Lender.  Indemnitor will immediately notify Lender if
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Indemnitor receives notice or otherwise becomes aware of (a) any environmental problem or liability with respect to the Property or Other Property, (b) any lien, action or notice resulting from the violation of any Environmental Laws or any Building Laws, or (c) the Property being in violation of any applicable Building Law or Environmental Law. At its own cost, Indemnitor will take all actions which are necessary or desirable to clean up any Hazardous Substances affecting the Property, including removal, containment or other remedial action required by applicable law, or cause the Property to be in compliance with any applicable Environmental Law or Building Law. Any notice sent to Lender pursuant to this paragraph will describe with particularity any actual, potential or alleged violation of Building Laws or Environmental Laws, and shall contain Indemnitor's plan or recommendations for correcting the violations.

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     7.   Indemnification.  Indemnitor shall indemnify, defend and hold Lender
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harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and costs and expenses (including attorneys' fees and disbursements, and architectural, engineering and accounting costs and all repair and clean-up costs) which accrue to or are made against or incurred by Lender, or are in any way connected with
(a) the inaccuracy of any of the certifications, representations or warranties of Indemnitor contained in this Agreement, (b) any activities on the Property during Indemnitor's ownership, possession or control of the Property which directly or indirectly result in the Property or any Other Property being contaminated with Hazardous Substances, or the Property being in violation of any applicable Building Laws or Environmental Laws, or (c) the discovery and/or cleanup of Hazardous Substances deposited or existing on the Property or any Other Property, and (d) any breach by Indemnitor of any of its covenants or agreements set forth in this Agreement. If Lender becomes the owner of or acquires an interest in or rights to the Property by foreclosure or by a conveyance in lieu of foreclosure of the deed of trust (the "Deed of Trust") or any other instruments securing the Loan, or by any other means, the foregoing indemnification obligation of Indemnitor shall survive such foreclosure or conveyance in lieu of foreclosure or other acquisition of the Property. Notwithstanding the preceding sentence, Indemnitor shall have no obligation to defend, indemnify or hold Lender harmless from any claim, demand, damage, loss, lien, liability, etc. arising from or out of the activities of Lender or its agents on the Property on or after transfer of the Property to Lender pursuant to foreclosure proceedings or in lieu thereof.

     8.   Unconditional and Unsecured Obligations.  Indemnitor's obligations
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under this Agreement are unconditional and shall not be limited by any limitations on liability provided for in any document or instrument evidencing or securing the Loan (collectively the "Loan Documents"). The certifications, representations, warranties, covenants and agreements of Indemnitor set forth in this Agreement (including without limitation the indemnity provided for in Paragraph 7 above), (a) are separate and distinct obligations from Indemnitor's obligations with respect to the Loan and under the Loan Documents, (b) are not secured by the Deed of Trust or any other Loan Document, (c) shall not be discharged or satisfied by foreclosure of the lien of the Deed of Trust or any lien or security interest created by any other Loan Document, and (d) shall continue in effect after any transfer of the Property, including without limitation transfers pursuant to foreclosure proceedings (whether judicial or nonjudicial), or by any conveyance in lieu of foreclosure.

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     9.   Definitions.  For purposes of this Agreement:
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          (a) "Building Laws" means all federal, state and local laws, statutes, regulations, ordinances and requirements, now or hereafter in effect, applicable to the ownership, development or operation of the Property, including all building, zoning, planning, subdivision, fire, traffic, safety, health, labor, air quality, wetlands, shoreline and flood plain laws, statutes, regulations, ordinances and requirements, and specifically includes all applicable requirements of the Fair Housing Act of 1968, and the Americans With
Disabilities Act of 1990, and all government and private covenants, conditions and restrictions applicable to the Property, all as now or hereafter amended.

          (b) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including without limitation (i) the Federal Water Pollution Control Act (33 U.S.C. (section)1251 et. seq.), (ii) the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. (section)6901 et. seq.), (iii) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (section)9601 et. seq.), (iv) the Washington Model Toxics Control Act (RCW Chapter 70.105(d)), and (v) the Washington Underground Petroleum Storage Tanks Act (RCW Chapter 70.148), all as now or hereafter amended.

          (c) "Hazardous Substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or other similar term, and now or hereafter regulated under any Environmental Law, including without limitation, asbestos, petroleum and hydrocarbon products.

          (d) "Lender" means Seattle-First National Bank and its universal successors and assigns, and any person or entity designated or appointed by Lender to acquire the Property through foreclosure or by transfer in lieu of foreclosure, and any and all other financial institutions participating in the Loan.

          (e) "Other Property" means any property which becomes contaminated with Hazardous Substances as a result of the construction, development, operation or other activities on, or the contamination of, the Property.

          (f) "Property" means the real property situated in Snohomish County, Washington, legally described in Schedule A attached and all buildings,
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structures and other improvements now or hereafter located thereon.

     10.  General.  If Indemnitor is composed of more than one person or entity,
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the term "Indemnitor" shall refer to each and

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every such person or entity and all of such persons and entities shall be jointly and severally liable under this Agreement. This Agreement shall be binding upon and inure to the benefit of Lender, Indemnitor and their respective heirs, representatives, successors and assigns. This Agreement shall be governed by and construed under the laws of the State of Washington. In any lawsuit, action or appeal therefrom, including proceedings in bankruptcy court, to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its costs and expenses incurred therein, including attorneys' fees and disbursements.

     DATED as of the day and year first written above.

                         INDEMNITOR:

                         ADVANCED TECHNOLOGY LABORATORIES, INC.,
                         a Washington corporation


                         By  /s/ Harvey N. Gellis
                             ___________________________________

                         Its Senior VP & CFO
                             ___________________________________

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